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                                                                    EXHIBIT 99.1

             TERAYON ANNOUNCES FIRST QUARTER 2003 REPORTING DATE

Santa Clara, California - April 9, 2003 - Terayon Communication Systems, Inc. (Nasdaq: TERN) plans to report its results for the first quarter of 2003 after the stock market closes on April 29, 2003. Terayon will also hold a listen-only conference call to review its financial results at 2 p.m. Pacific Time (5 p.m. Eastern Time) on the same date. A simultaneous listen-only webcast of the call will be available at the company's website www.terayon.com.

      U.S. residents who wish to participate in the call should call (888) 428-4480 at least 10 minutes prior to the start time. International callers should dial (612) 288-0318. A replay of the call will be available for 30 days at the Terayon website or by calling (800) 475-6701 in the U.S. or (320) 365-3844 outside the U.S. The access code for the replay is 681570.

ABOUT TERAYON
      Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced voice, data and video services that are deployed by the world's leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon is on the web at www.terayon.com.

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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.